                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  FORM 8-K/A

                                 CURRENT REPORT





Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.




                Date of Report (Date of Earliest Event Reported):

                              September 17, 1998




                            MONRO MUFFLER BRAKE, INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)




                         Commission File Number 0-19357




        New York                                          16-0838627
(State of incorporation)                    (I.R.S. Employer Identification No.)




200 Holleder Parkway, Rochester, New York                               14615
(Address of principal executive offices)                              (zip code)




Registrant's telephone number, including area code                (716) 647-6400

                            MONRO MUFFLER BRAKE, INC.





Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits


(a)  Financial Statements of Business Acquired

     Index to Financial Statements of Speedy Division of Bloor Automotive, Inc.:

     Report of Independent Accountants

     Balance Sheets as of January 3, 1998, December 28, 1996 and December 30,
     1995

     Statements of Operations for the years ended January 3, 1998, December 28, 1996 and December 30, 1995

     Statements of Cash Flows for the years ended January 3, 1998, December 28, 1996 and December 30, 1995

     Notes to Financial Statements

(b)  Pro Forma Financial Information

     Introductory Paragraph

     Unaudited Pro Forma Combined Statement of Income for the Year Ended March 31, 1998

     Unaudited Pro Forma Combined Balance Sheet as of June 30, 1998

     Unaudited Pro Forma Combined Statement of Income for the quarter ended June 30, 1998

     Notes to Pro Forma Combined Financial Statements


(c)  Exhibits

     None.

SPEEDY DIVISION OF
BLOOR AUTOMOTIVE, INC.


















                                            FINANCIAL STATEMENTS
                                            (IN THOUSANDS OF U.S. DOLLARS)
                                            December 30, 1995, December 28, 1996
                                            and January 3, 1998

REPORT OF INDEPENDENT ACCOUNTANTS




TO THE BOARD OF DIRECTORS OF MONRO MUFFLER BRAKE, INC.
AND THE BOARD OF DIRECTORS OF SPEEDY MUFFLER KING INC.


We have audited the balance sheets of the SPEEDY DIVISION OF BLOOR AUTOMOTIVE, INC. as at December 30, 1995, December 28, 1996 and January 3, 1998 and the statements of operations and cash flows for each of the years then ended. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Division as at December 30, 1995, December 28, 1996 and January 3, 1998 and the results of its operations and changes in cash flows for the years then ended in accordance with accounting principles generally accepted in the United States.






CHARTERED ACCOUNTANTS
TORONTO, CANADA


MARCH 10, 1998
(EXCEPT FOR NOTES 1 AND 11,
WHICH ARE AS OF APRIL 13, 1998)

SPEEDY DIVISION OF BLOOR AUTOMOTIVE, INC.



BALANCE SHEETS
(IN THOUSANDS OF U.S. DOLLARS)

                                                          DECEMBER 30  DECEMBER 28  JANUARY 3
                                                             1995         1996         1998
                                                          ----------------------------------
ASSETS

CURRENT ASSETS
    Cash                                                   $    42      $    42      $    41
    Accounts receivable                                        246          278          311
    Inventories                                             14,009       15,256       10,805
    Prepaid expenses                                         1,626        1,299        1,496
    Assets held for sale (Note 3)                                -            -        4,491
    Other                                                      420          582          687
                                                          ----------------------------------
                                                            16,343       17,457       17,831

CAPITAL ASSETS (Note 3)                                     51,972       53,114       41,653

OTHER ASSETS                                                   130          130          224
                                                          ----------------------------------
                                                           $68,445      $70,701      $59,708
                                                          ==================================
LIABILITIES

CURRENT LIABILITIES
    Accounts payable and accrued liabilities (Note 4)      $ 8,800      $ 7,938      $12,384
    Current portion of capital leases (Note 5)               1,691        1,312        1,056
                                                          ----------------------------------
                                                            10,491        9,250       13,440

OTHER LIABILITIES (Note 7)                                       -            -        1,123

OBLIGATIONS UNDER CAPITAL LEASES (Note 5)                    2,364        1,441          385
                                                          ----------------------------------
                                                            12,855       10,691       14,948

DIVISIONAL EQUITY (Note 6)                                  55,590       60,010       44,760
                                                          ----------------------------------
                                                           $68,445      $70,701      $59,708
                                                          ==================================


COMMITMENTS AND CONTINGENCIES (Note 10)

SPEEDY DIVISION OF BLOOR AUTOMOTIVE, INC.


STATEMENTS OF OPERATIONS
(IN THOUSANDS OF U.S. DOLLARS)


                                                                    YEAR ENDED
                                                    ------------------------------------------
                                                     DECEMBER 30   DECEMBER 28       JANUARY 3
                                                        1995          1996              1998
                                                    ------------------------------------------
REVENUES                                             $  95,372       $ 101,724       $  90,678

COST OF SALES, INCLUDING OCCUPANCY COSTS                58,031          61,663          61,287
                                                    ------------------------------------------
GROSS PROFIT                                            37,341          40,061          29,391

SELLING, GENERAL AND ADMINISTRATIVE
    EXPENSES (Note 1)                                   39,848          39,611          38,197

RESTRUCTURING COSTS (Note 7)                                 -               -           8,200
                                                    ------------------------------------------
OPERATING INCOME (LOSS) BEFORE INTEREST EXPENSE
    AND INCOME TAXES (Note 3)                           (2,507)            450         (17,006)

INTEREST EXPENSE AND FINANCING COSTS                     3,764           4,878           6,034
                                                    ------------------------------------------
LOSS BEFORE INCOME TAXES                                (6,271)         (4,428)        (23,040)

RECOVERY OF INCOME TAXES (Notes 1 and 8)                (1,989)         (1,479)         (3,750)
                                                    ------------------------------------------
LOSS FOR THE YEAR                                    $  (4,282)      $  (2,949)      $ (19,290)
                                                    ==========================================

SPEEDY DIVISION OF BLOOR AUTOMOTIVE, INC.


STATEMENTS OF CASH FLOWS
(IN THOUSANDS OF U.S. DOLLARS)


                                                                    YEAR ENDED
                                                    ------------------------------------------
                                                     DECEMBER 30    DECEMBER 28     JANUARY 3
                                                         1995           1996           1998
                                                    ------------------------------------------
CASH PROVIDED BY (USED IN)
OPERATING ACTIVITIES
    Loss for the year                                  $ (4,282)      $ (2,949)      $(19,290)
    Items not involving cash
        Amortization of capital assets and other          3,095          3,339          3,460
        Restructuring costs                                   -              -          7,914
        (Gain) loss on disposal of capital assets          (268)           233             69
        Deferred income taxes                               874          1,144         (2,445)
        Interest expense on intercompany balances           983          2,444          5,824
    Change in noncash working capital balances
        Increase in accounts receivable and other          (266)          (194)          (138)
        Decrease (increase) in inventories                 (856)        (1,247)         4,451
        Decrease (increase) in prepaid expenses             (43)           327           (197)
        Increase (decrease) in accounts payable
           and accruals                                   1,590           (862)           722
                                                    ------------------------------------------
                                                            827          2,235            370
                                                    ------------------------------------------
INVESTING ACTIVITIES
    Capital asset additions                              (6,019)        (5,427)        (3,350)
    Proceeds on disposal of capital assets                1,960            714          3,728
    Other                                                     -              -            (94)
                                                    ------------------------------------------
                                                         (4,059)        (4,713)           284
                                                    ------------------------------------------
FINANCING ACTIVITIES
    Repayment of capital lease obligations                 (787)        (1,302)        (1,312)
    Additions to divisional equity, net                   4,019          3,780            657
                                                    ------------------------------------------
                                                          3,232          2,478           (655)
                                                    ------------------------------------------
DECREASE IN CASH DURING THE YEAR                              -              -             (1)

CASH, BEGINNING OF YEAR                                      42             42             42
                                                    ------------------------------------------
CASH, END OF YEAR                                      $     42       $     42       $     41
                                                    ==========================================

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
    INFORMATION
        Cash paid during the year for
           Interest                                    $  2,708       $  2,177       $    210
                                                    ==========================================
           Taxes                                       $    194       $     70       $     56
                                                    ==========================================

SPEEDY DIVISION OF BLOOR AUTOMOTIVE, INC.


NOTES TO FINANCIAL STATEMENTS
DECEMBER 30, 1995, DECEMBER 28, 1996 AND JANUARY 3, 1998
(IN THOUSANDS OF U.S. DOLLARS)



1          BASIS OF PRESENTATION AND NATURE OF OPERATIONS

           The financial statements of the Speedy Division of Bloor Automotive, Inc. ("Bloor") include the assets and liabilities and results of operations of the business operating as the Speedy Division of Bloor (the "Division"). Bloor is a wholly-owned subsidiary of Speedy (U.S.A.) Inc., which is a wholly-owned subsidiary of Speedy Muffler King Inc. ("Speedy"), a Canadian company. The Division operates automotive specialty stores under the Speedy brand name. These stores engage in the repair and replacement of automotive mufflers and exhaust systems, shock absorbers and other ride control products, as well as brake systems and other automotive products and services primarily in the northeastern region of the United States.

           The financial statements include costs relating to marketing services, management, administration and other corporate expenses allocated by affiliated companies providing such services on a modified pro rata basis over the number of shops in North America. Expenses have been allocated to the Division's operations by affiliated companies of $3,735 for the year ended December 30, 1995, $3,520 for the year ended December 28, 1996 and $3,611 for the year ended January 3, 1998. The allocation to shops in this Division is weighted to account for management's assessment of the relative administrative burden of these shops. Management believes the allocation to be a reasonable method. The operations of the Division are included in the consolidated tax returns of Speedy (U.S.A.) Inc. and its affiliated companies. The consolidated current and deferred tax expense for the group has been allocated to the Division as if it were a separate taxpayer. All amounts related to income taxes are included in the Division's intercompany account with Speedy (U.S.A.) Inc. (Note 6).

           Pursuant to an Asset Purchase Agreement ("Agreement") dated April 13, 1998, Bloor has agreed to sell certain assets and the business of the Division to Monro Muffler Brake, Inc. ("Monro"). The Agreement excludes certain assets and liabilities of the Division, which are included in these financial statements. These financial statements have been prepared solely for inclusion by Monro in filings with the Securities Exchange Commission ("SEC") of the United States. These financial statements may not necessarily be indicative of the results that would have been attained if the Division had been operated as a separate legal entity.

           The fiscal year-end of the Division is the Saturday nearest to December 31.


2          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           ACCOUNTING PRINCIPLES
           The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and Regulation S-X of the SEC.

SPEEDY DIVISION OF BLOOR AUTOMOTIVE, INC.


NOTES TO FINANCIAL STATEMENTS ...CONTINUED
DECEMBER 30, 1995, DECEMBER 28, 1996 AND JANUARY 3, 1998
(IN THOUSANDS OF U.S. DOLLARS)



           INVENTORIES
           Inventories are carried at the lower of cost and replacement cost using the first-in, first-out method.

           CAPITAL ASSETS
           Capital assets are carried at cost. Amortization is provided for using the straight-line basis over the estimated useful lives of the related assets as follows:

           Buildings                10 - 25 years
           Equipment                3 - 12 years
           Leasehold improvements   over the lease term, including options where
                                    applicable

           Certain equipment leases have been capitalized and the related assets acquired are classified on the balance sheet as capital assets. These assets are being amortized over their useful lives estimated to be between five and ten years.

           WARRANTY COSTS
           A provision for the costs associated with providing services under warranty is recorded in the financial statements.

           USE OF ESTIMATES
           Financial statements prepared in conformity with generally accepted accounting principles require management to make estimates and assumptions about reported assets and liabilities, disclosure of contingent assets and liabilities and reported amounts of revenues and expenses. Management must also make estimates and judgements about future results of operations related to specific elements of the business and operating units in assessing recoverability of assets and recorded values of liabilities. Actual results could differ from those estimates.

           PENSION COSTS AND OBLIGATIONS
           The cost of the defined contribution plan for salaried employees is determined based on the contributions required under the plan. Contributions expensed relating to the Division were $391 for the year ended December 30, 1995, $317 for the year ended December 28, 1996 and $281 for the year ended January 3, 1998.

           ENVIRONMENTAL REMEDIATION COSTS
           A provision for the costs associated with environmental remediation and site restoration costs is recorded as a charge against income when management determines that a liability exists.

SPEEDY DIVISION OF BLOOR AUTOMOTIVE, INC.


NOTES TO FINANCIAL STATEMENTS ...CONTINUED
DECEMBER 30, 1995, DECEMBER 28, 1996 AND JANUARY 3, 1998
(IN THOUSANDS OF U.S. DOLLARS)



3          CAPITAL ASSETS

           Capital assets at cost consist of:

                                             DECEMBER 30  DECEMBER 28   JANUARY 3
                                                 1995         1996          1998
                                            -------------------------------------
            Land                                $20,188      $20,860      $16,035
            Buildings                            25,074       26,036       23,341
            Equipment                            17,526       18,767       18,902
            Leasehold improvements                7,686        8,610        8,703
            Construction in progress              1,318        1,329        1,905
                                            -------------------------------------
                                                 71,792       75,602       68,886
            Less: Accumulated amortization
                Buildings                         9,722       10,615       10,936
                Equipment                         7,606        8,886       11,079
                Leasehold improvements            2,492        2,987        5,218
                                            -------------------------------------
                                                 19,820       22,488       27,233
                                            -------------------------------------
            Net book value                      $51,972      $53,114      $41,653
                                            =====================================


           Included in equipment is $5,470 (net of accumulated amortization of $1,566) at December 30, 1995, $4,778 (net of accumulated amortization of $2,224) at December 28, 1996 and $3,952 (net of accumulated amortization of $3,526) at January 3, 1998 relating to capital leases.

           Assets held for sale of $4,491 are owned properties of closed shops which were determined by management to be under-performing. The plan of disposal is expected to be completed by the end of 1998. Management expects to realize proceeds of at least net book value based on current sales of similar properties, appraised values, and pending offers to purchase. Operating loss before interest expense and financing costs and income taxes for the year ended January 3, 1998 includes a loss of $330 from the operations related to assets held for sale.

SPEEDY DIVISION OF BLOOR AUTOMOTIVE, INC.


NOTES TO FINANCIAL STATEMENTS ...CONTINUED
DECEMBER 30, 1995, DECEMBER 28, 1996 AND JANUARY 3, 1998
(IN THOUSANDS OF U.S. DOLLARS)


4          ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

           Accounts payable and accrued liabilities include:

                                             DECEMBER 30  DECEMBER 28  JANUARY 3
                                                 1995        1996         1998
                                              ------------------------------------
            Trade payables                     $ 3,500      $ 2,452      $ 2,558
            Compensation related                 3,074        3,371        3,342
            Restructuring                            -            -        3,725
            Warranty                             1,431        1,431        1,431
            Advertising                             80           37          702
            Other                                  715          647          626
                                              ------------------------------------
                                               $ 8,800      $ 7,938      $12,384
                                              ====================================


5          OBLIGATIONS UNDER CAPITAL LEASES

                                             DECEMBER 30  DECEMBER 28  JANUARY 3
                                                 1995        1996         1998
                                              ------------------------------------
            Obligations under capital leases   $ 4,055       $2,753       $1,441
            Less: Current portion                1,691        1,312        1,056
                                              ------------------------------------
                                               $ 2,364       $1,441       $  385
                                              ====================================

           These obligations had original terms of three to five years with weighted average implicit interest of 10.6% as at December 30, 1995, 10.4% at December 28, 1996 and 9.7% at January 3, 1998.

           Minimum repayments on the obligations at January 3, 1998 are as follows:

           1998                                                        $  1,134
           1999                                                             402
                                                                      ------------
                                                                          1,536
           Less: Imputed interest                                            95
                                                                      ------------
                                                                       $  1,441
                                                                      ============

SPEEDY DIVISION OF BLOOR AUTOMOTIVE, INC.


NOTES TO FINANCIAL STATEMENTS ...CONTINUED
DECEMBER 30, 1995, DECEMBER 28, 1996 AND JANUARY 3, 1998
(IN THOUSANDS OF U.S. DOLLARS)



6          DIVISIONAL EQUITY

           Divisional equity is equal to total assets less total liabilities of the business and is the equivalent of a head office account in the normal concept of divisional/branch accounting.

                                                    DECEMBER 30    DECEMBER 28    JANUARY 3
                                                        1995           1996          1998
                                                   ----------------------------------------
            Beginning of year                        $ 53,996       $ 55,590       $ 60,010
            Loss for the year                          (4,282)        (2,949)       (19,290)
            Additions to divisional equity, net         5,876          7,369          4,040
                                                   ----------------------------------------
            End of year                              $ 55,590       $ 60,010       $ 44,760
                                                   ========================================


           Included in Divisional equity is a net amount owing to affiliated companies as follows:

                                                     DECEMBER 30    DECEMBER 28    JANUARY 3
                                                        1995           1996           1998
                                                   ----------------------------------------
            Due from Speedy (U.S.A.) Inc.            $ (6,571)      $ (8,050)      $(11,800)
            Due to Speedy (U.S.A.) Inc.                 3,206         35,634         37,313
            Due to Speedy Car-X Inc.                   15,164         19,636         25,581
            Due to Discoverer Services, Inc.            8,844         11,350         14,411
            Due to Speedy Muffler King Inc.            (1,414)           617           (877)
            Due to Speedy, Inc.                         4,064          4,856          4,856
                                                   ----------------------------------------
                                                     $ 23,293       $ 64,043       $ 69,484
                                                   ========================================

           Speedy Car-X Inc. is a wholly-owned subsidiary of Speedy (U.S.A.) Inc. Discoverer Services, Inc. is a wholly-owned subsidiary of Bloor. Speedy, Inc. is a wholly-owned subsidiary of Speedy.

           At December 30, 1995, Bloor had reducing, revolving term loans outstanding with interest rates dependent on LIBOR owing to their lenders of $32,356. The proceeds from the offering of Senior Notes (Note 10) were received, in part, by Speedy (U.S.A.) Inc. and were used to repay all of the outstanding indebtedness of its subsidiaries, including Bloor. This is reflected above in Due to Speedy (U.S.A.) Inc.

           Ongoing operations of the Division are dependent on the ongoing support of Speedy and its affiliates.

SPEEDY DIVISION OF BLOOR AUTOMOTIVE, INC.


NOTES TO FINANCIAL STATEMENTS ...CONTINUED
DECEMBER 30, 1995, DECEMBER 28, 1996 AND JANUARY 3, 1998
(IN THOUSANDS OF U.S. DOLLARS)



7          RESTRUCTURING COSTS

           In the fourth quarter of fiscal 1997 and prior to the transaction outlined in Note 11, the Board of Directors of Speedy established a restructuring program to close under-performing stores, reduce personnel and enhance administrative efficiencies. Accordingly, a provision for restructuring costs of $8,200, before income taxes, has been charged to the Division's operations in the current year. A portion of the $8,200 restructuring costs relates to the operations for which Speedy entered into a sales agreement subsequent to the year-end as described in Notes 1 and 11.

           The components of the provision are as follows:

           - a write-down of capital assets of $3,066, primarily relating to leasehold improvements and equipment in leased stores to be closed;

           - a provision of $4,384 for estimated lease payments and operating costs for leased properties to be closed; and

           - severance costs and other costs incidental to the program of $750.

           Balances that remain unpaid at January 3, 1998 are $4,848, of which $1,123 is long-term.


8          RECOVERY OF INCOME TAXES

           Recovery of income taxes consists of the following:

                                             YEAR ENDED
                               ------------------------------------
                               DECEMBER 30  DECEMBER 28   JANUARY 3
                                   1995         1996         1998
                               ------------------------------------
            State               $   118       $   108       $   267
            Current              (2,981)       (2,731)       (1,572)
            Deferred                874         1,144        (2,445)
                               ------------------------------------
                                $(1,989)      $(1,479)      $(3,750)
                               =====================================


           Included in the recovery of income taxes is the tax effect of a carryback of the Division's losses against taxable income of affiliated companies on the consolidated U.S. tax return of $786 for the year ended December 30, 1995, $158 for the year ended December 28, 1996 and $1,572 for the year ended January 3, 1998. Net operating losses related to the Division of $4,800 have not been utilized at January 3, 1998 in the consolidated U.S. tax return. These losses have been carried forward for tax purposes and expire in 2007.

           The effective tax rate differs from the statutory tax rate (approximately 40%) due to the impact of certain expenses that are not deductible for income tax purposes.

SPEEDY DIVISION OF BLOOR AUTOMOTIVE, INC.


NOTES TO FINANCIAL STATEMENTS ...CONTINUED
DECEMBER 30, 1995, DECEMBER 28, 1996 AND JANUARY 3, 1998
(IN THOUSANDS OF U.S. DOLLARS)



           Amounts due from Speedy (U.S.A.) Inc. related to the benefits from net operating losses of the Division of $6,571 at December 30, 1995, $8,050 at December 28, 1996 and $11,800 at January 3, 1998 are
           included in divisional equity (Note 6). No valuation allowance is provided as it is more likely than not that the Division will realize the amounts due from Speedy (U.S.A.) Inc.

           The Division could be held jointly and severally liable with affiliated companies for additional taxes that may be assessed in the consolidated tax return.


9          FINANCIAL INSTRUMENTS

           The carrying amounts reported in the balance sheet for cash, accounts receivable and accounts payable and accrued liabilities approximate fair values due to the short maturity of those instruments.

           The fair value of obligations under capital leases was $3,895 at December 30, 1995, $2,601 at December 28, 1996 and $1,360 at January 3, 1998. The fair value of obligations under capital leases has been calculated by discounting future lease payments at the Division's estimated cost of borrowing.


10         COMMITMENTS AND CONTINGENCIES

           SUPPLY AGREEMENT
           Speedy and its subsidiaries, are party to a supply agreement under which the companies must purchase not less than specified percentages of its annual worldwide exhaust and ride-control requirements (measured by the cost of the products purchased) from a supplier until 2004, at competitive prices.

           The purchases made pursuant to this supply agreement by the Division were approximately $14,900 for the year ended December 30, 1995, $14,000 for the year ended December 28, 1996, and $8,800 for the year ended January 3, 1998.

SPEEDY DIVISION OF BLOOR AUTOMOTIVE, INC.


NOTES TO FINANCIAL STATEMENTS ...CONTINUED
DECEMBER 30, 1995, DECEMBER 28, 1996 AND JANUARY 3, 1998
(IN THOUSANDS OF U.S. DOLLARS)


           OPERATING LEASE OBLIGATIONS
           The minimum lease payments required are as follows:


           1998                                                $  3,965
           1999                                                   3,748
           2000                                                   2,867
           2001                                                   2,065
           2002                                                   1,624
           Thereafter                                            10,012
                                                               ----------
                                                               $ 24,281
                                                               ==========


           Rental expense was $3,574 for the year ended December 30, 1995, $3,738 for the year ended December 28, 1996 and $4,065 for the year ended January 3, 1998.

           COLLATERAL ARRANGEMENTS
           Speedy (U.S.A.) Inc. and its subsidiaries, are party to a revolving bank facility that will mature in 2001. These companies may borrow under this facility to a maximum of a borrowing base limited to a portion of certain accounts receivable and inventory balances. Obligations are secured by the accounts receivable and inventory of the Division. The balance outstanding under this facility was $8,000 as at December 28, 1996 and $9,400 as at January 3, 1998.

           During 1996, Speedy (U.S.A.) Inc., Bloor, Discoverer Services, Inc. and Speedy Car-X Inc., in conjunction with Speedy, issued $125,000, 10.875% Senior Notes maturing in 2006. These companies have unconditionally guaranteed the Senior Notes issued.


11         SUBSEQUENT EVENT

           On April 13, 1998, Bloor entered into an agreement to sell company operated and franchised stores operating under the Speedy brand in the United States for gross proceeds of $52,000 and the assumption of $6,000 of liabilities. The sale is subject to a number of provisions and holdbacks and to the securing of financing by Monro.

                             INTRODUCTORY PARAGRAPH


                            MONRO MUFFLER BRAKE, INC.
                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

In September 1998, Monro Muffler Brake, Inc. (Monro or the Company) completed the acquisition of 189 company-operated and 14 franchised Speedy stores (acquired stores are part of Speedy Division of Bloor Automotive, Inc. ) from SMK Speedy International Inc. of Toronto Canada (Speedy). The unaudited Pro Forma Combined Balance Sheet has been presented assuming the acquisition of Speedy by Monro occurred as of June 30, 1998. The unaudited Pro Forma Combined Statements of Income for the year ended March 31, 1998 and for the three months ended June 30, 1998 have been presented assuming the acquisition was consummated as of April 1, 1997. For purposes of preparing the Pro Forma Combined Statement of Income, results from Monro's fiscal year ended March 31, 1998 have been combined with results from Speedy's fiscal year ended January 3, 1998. For purposes of preparing the Pro Forma Combined Statement of Income for the quarter ended June 30, 1998, quarterly information was derived from Speedy's quarterly statements for the three months ended July 4, 1998. As such, information relating to Speedy's Statement of Income for the quarter ended April 4, 1998 is not included in the pro forma financial information. Sales for the acquired company-operated Speedy stores for the quarter ended April 4, 1998 were approximately $19 million. The operating loss for the same period was approximately $3 million. The acquisition was accounted for as a purchase. The unaudited pro forma financial information should be read in conjunction with the historical financial statements and notes of Speedy, included elsewhere in this document, and Monro.

MONRO MUFFLER BRAKE, INC. AND SUBSIDIARY
PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDING MARCH 31, 1998
(DOLLARS IN THOUSANDS)

                                                                                                                 Pro forma
                                                                                 Speedy Division     ------------------------------
                                                                  Monro Muffler     of  Bloor        Acquisition
                                                                    Brake, Inc.  Automotive, Inc.    Adjustments
                                                                  March 31, 1998 January 3, 1998      (Note 1)           Combined
                                                                  -------------- ---------------      --------           --------
Sales                                                               $   154,294    $    90,678     ($    4,115)(a)    $  240,857
Cost of sales, including distribution and occupancy costs                87,510         61,287             100 (b)       142,130
                                                                                                         2,726 (c)
                                                                                                        (3,729)(a)
                                                                                                        (1,804)(d)
                                                                                                        (3,960)(k)
                                                                    -----------    -----------     -----------        -----------

Gross Profit                                                             66,784         29,391           2,552            98,727
Operating, selling, general and administrative expenses                  46,120         38,197          (1,462)(a)        86,815
                                                                                                         3,960 (k)
Restructuring costs                                                           0          8,200          (8,200)(e)             0
                                                                    -----------    -----------     -----------        -----------

Operating income (loss) before interest expense and income taxes         20,664        (17,006)          8,254            11,912
Interest expense, net                                                     3,829          6,034          (6,034)(f)         7,094
                                                                                                         1,405 (g)
                                                                                                         1,860 (h)

Other expenses, net                                                         331              0             275 (i)           606
                                                                    -----------    -----------     -----------        -----------

Income (loss) before provision for (recovery of) income taxes            16,504        (23,040)         10,748             4,212
Provision for (recovery of) income taxes                                  6,650         (3,750)         (1,215)(j)         1,685
                                                                    -----------    -----------     -----------        -----------

Net income (loss)                                                   $     9,854    ($   19,290)    $    11,963        $    2,527
                                                                    ===========    ===========     ===========        ===========

Earnings per share:
 Basic                                                              $      1.19                                       $     0.31
                                                                    ===========                                       ===========
 Diluted                                                            $      1.09                                       $     0.28
                                                                    ===========                                       ===========


Weighted average number of shares of common stock and
 common stock equivalents used in computing earnings per share:
 Basic                                                                    8,256                                            8,256
                                                                    ===========                                       ===========
 Diluted                                                                  9,015                                            9,015
                                                                    ===========                                       ===========

  (The accompanying notes are an integral part of these financial statements)

MONRO MUFFLER BRAKE, INC. AND SUBSIDIARY
PRO FORMA COMBINED BALANCE SHEET
JUNE 30, 1998
(DOLLARS IN THOUSANDS)

                                                                                                               Pro forma
                                                                                Speedy Division     -----------------------------
                                                               Monro Muffler       of Bloor           Acquisition
                                                                Brake, Inc.     Automotive, Inc.      Adjustments
                                                               June 30, 1998     July 4, 1998          (Note 2)          Combined
                                                               -------------     ------------          --------          --------
ASSETS

Current assets:
  Cash and equivalents                                           $         75   $      4,259        ($     4,219)(aa)   $     115
  Trade receivables, net                                                  897            261                (261)(aa)         897
  Inventories                                                          29,078         10,530                (499)(aa)      39,109
  Deferred income tax asset                                             1,725                                               1,725
  Other current assets                                                  2,986          3,044              (1,889)(aa)       4,141
                                                                 ------------   ------------        ------------        ---------
     Total current assets                                              34,761         18,094              (6,868)          45,987

                                                                                                          (1,282)(aa)
                                                                                                         (34,745)(bb)
                                                                                                           6,700 (cc)
                                                                                                          12,000 (dd)
                                                                                                    ------------
Property, plant & equipment, net                                      118,533         43,596             (17,327)         144,802
Investments                                                                           23,385             (23,385)(aa)           0
Goodwill generated in transaction                                                                          5,500 (ee)       5,500

                                                                                                           1,813 (ff)
                                                                                                          (1,325)(aa)
                                                                                                    ------------
Other noncurrent assets                                                 3,949          1,516                 488            5,953
                                                                 ------------   ------------        ------------        ---------
Total assets                                                     $    157,243   $     86,591        ($    41,592)       $ 202,242
                                                                 ============   ============        ============        =========


LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
  Current portion of long-term debt                              $      3,582   $        529        $      1,250 (ii)       5,361
  Trade payables                                                        8,646          1,469                (211)(aa)       9,904
  Federal and state income taxes payable                                2,175        (12,899)             12,899 (aa)       2,175
  Accrued interest                                                        178            239                (239)(aa)         178
  Accrued payroll, payroll taxes and other payroll benefits             3,850          1,628              (1,628)(aa)       3,850
  Accrued insurance                                                     2,153                                               2,153
  Other current liabilities                                             3,942          9,396              (6,274)(aa)       7,064
                                                                 ------------   ------------        ------------        ---------
    Total current liabilities                                          24,526            362               5,797           30,685

Long-term debt                                                         49,440            196              11,894 (gg)      61,530
Term credit facility                                                                                      25,000 (hh)      23,750
                                                                                                          (1,250)(ii)
Environmental liability                                                                                    3,000 (jj)       3,000
Other long term liabilities                                               547            110                (110)(aa)         547
Deferred income tax liability                                           1,881          1,964              (1,964)(aa)       1,881
                                                                 ------------   ------------        ------------        ---------
  Total liabilities                                                    76,394          2,632              42,367          121,393
                                                                 ------------   ------------        ------------        ---------

Commitments

Shareholders' equity:
  Class C Convertible Preferred Stock, $1.50 par value and                138                                                 138
   $.227 conversion value at March 31, 1998, 150,000 shares
    authorized; 91,727 shares issued and outstanding
  Common Stock, $.01 par value, 15,000,000 shares authorized,              83                                                  83
   7,876,901 shares issued and outstanding
  Additional paid-in capital                                           36,344                                              36,344
  Retained earnings (accumulated deficit)                              44,284         (8,263)              8,263 (kk)      44,284
  Net payable to affiliated companies                                                 92,222             (92,222)(kk)           0
                                                                 ------------   ------------        ------------        ---------
   Total shareholders' equity                                          80,849         83,959             (83,959)          80,849
                                                                 ------------   ------------        ------------        ---------
   Total liabilities and shareholders' equity                    $    157,243   $     86,581        ($    41,592)       $ 202,242
                                                                 ============   ============        ============        =========

   (The accompanying notes are an integral part of these financial statements)

MONRO MUFFLER BRAKE, INC. AND SUBSIDIARY
PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE THREE MONTHS ENDING JUNE 30, 1998
(DOLLARS IN THOUSANDS)

                                                                                                             Pro forma
                                                                                 Speedy Division  ----------------------------
                                                                   Monro Muffler     of Bloor        Acquisition
                                                                    Brake, Inc.  Automotive, Inc.    Adjustments
                                                                  June 30, 1998   July 4, 1998        (Note 3)        Combined
                                                                  -------------   ------------        --------        --------
Sales                                                              $     44,113   $     22,192    ($       131)(aa)   $ 66,174
Cost of sales, including distribution and occupancy costs                24,320         14,469              25 (bb)     39,222
                                                                                                           682 (cc)
                                                                                                          (274)(aa)
                                                                   ------------   ------------    ------------        --------

Gross Profit                                                             19,793          7,723            (564)         26,952
Operating, selling, general and administrative expenses                  12,389          9,404          (1,397)(aa)     20,396
                                                                   ------------   ------------    ------------        --------

Operating income (loss) before interest expense and income taxes          7,404         (1,681)            833           6,556
Interest expense, net                                                       905          1,707          (1,707)(dd)      1,721
                                                                                                           351 (ee)
                                                                                                           465 (ff)

Other expenses, net                                                         109                             69 (gg)        178
                                                                   ------------   ------------    ------------        --------

Income (loss) before provision for (recovery of) income taxes             6,390         (3,388)          1,655           4,657
Provision for (recovery of) income taxes                                  2,533           (509)           (161)(hh)      1,863
                                                                   ------------   ------------    ------------        --------

Net income (loss)                                                  $      3,857   ($     2,879)   $      1,816        $  2,794
                                                                   ============   ============    ============        ========

Earnings per share:
 Basic                                                             $       0.46                                       $   0.34
                                                                   ============                                       ========
 Diluted                                                           $       0.43                                       $   0.31
                                                                   ============                                       ========


Weighted average number of shares of common stock and
 common stock equivalents used in computing earnings per share:
 Basic                                                                    8,306                                          8,306
                                                                   ============                                       ========
 Diluted                                                                  9,039                                          9,039
                                                                   ============                                       ========

(The accompanying notes are an integral part of these financial statements)

                            MONRO MUFFLER BRAKE, INC.
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


Note 1. Unaudited Pro Forma Combined Statement of Operations Adjustments for the Year Ended March 31, 1998.

(a) Sales and expenses relating to stores excluded from the purchase transaction.

(b) Estimated net annual depreciation increase resulting from: (1) the additional capital expenditures and step-up of fixed assets to fair market value and offset by (2) decreased basis of property acquired due to operating lease financing.

(c) Estimated annual rent on the operating lease entered into in connection with the acquisition.

(d) Inventory write-downs associated with: (1) excluded Speedy stores and (2) anticipated store closures had the business not been sold.

(e) Restructuring costs related to stores which are excluded from the purchase transaction.

(f) Reduction of interest expense because the purchase transaction does not contemplate assumption of Speedy's debt.

(g) Reflects estimated annual interest charged on the incremental revolving line of credit debt, the increase in rate on refinanced debt, and amortization of financing fees over five years.

(h)  Annual interest charged on the Chase term credit facility.

(i)  Amortization of goodwill on a straight-line basis over 20 years.

(j) Adjustment to income taxes to reflect Monro's statutory rate of approx. 40% on pretax income.

(k) Reclass of Speedy payroll benefits to reflect Monro's method of classification.



Note 2. Unaudited Pro Forma Combined Balance Sheet Adjustments as of June 30,
1998

(aa) Reflects cash, trade receivables, assets held for sale, accrued payroll and accrued restructuring costs that are not part of the purchase transaction; and other items relating to stores excluded from the purchase.


(bb) Reflects assets leased under operating lease entered into as part of the acquisition. The lease has a five-year initial term plus one five-year renewal option plus thirty one-year renewal options. The Company expects that the fair market value of the properties upon termination of the lease, including renewal options, will be equal to or exceed the guaranteed residual value of the property.

(cc) Reflects estimated one-time capital expenditures relating to new stores acquired, derived as follows:

     Date processing equipment                                                          $  810
     Headquarter/warehouse additions                                                       560
     Store vehicles                                                                      2,810
     Tractor trailers                                                                      610
     New store equipment & refurbishment                                                 1,910
                                                                                        -------
                                                                                        $6,700

(dd) Reflects step-up of purchased fixed assets to fair market value based on appraisals. Balance reflects the step-up of owned land and buildings as well as all buildings and leasehold improvements on properties that are land leased only. Leasehold improvements on leased buildings have not been appraised to date and remain recorded at net book value. Machinery and equipment remains recorded at net book value. In both cases, it is assumed that net book value is a reasonable approximation of fair market value.

(ee) Reflects goodwill relating to the acquisition derived as follows:

     Speedy net assets at July 4, 1998                                          $83,959
     Adjusted by the following:
       Assets not included in purchase transaction                              (45,759)
       Liabilities not included in the purchase transaction                      10,426
       Stores purchased by third party and leased to Monro                      (34,745)
       Step-up of fixed assets                                                   12,000
       Estimated environmental liability at date of acquisition                  (3,000)
                                                                                -------
     Adjusted net assets of Speedy (net assets acquired)                        $22,881
                                                                                =======
     Payment for purchase of acquired company-operated Speedy stores                     $16,239
     Adjusted net assets of Speedy (net assets acquired)                                  22,881
                                                                                         -------
     Net assets acquired over purchase price                                             ($6,642)
     Capitalized acquisition costs                                                        12,142
                                                                                         -------
     Goodwill                                                                            $ 5,500
                                                                                         =======

(ff) Reflects financing fees necessary to complete the purchase acquisition. Fees will be amortized over five years.

(gg) Reflects incremental revolving line of credit used to finance purchase acquisition expenses.

(hh) Reflects Chase term credit facility used to finance the acquisition, maturing five years from the closing date.

(ii) Current portion of Chase term credit facility.

(jj) Estimated environmental liability existing at the date of acquisition.

(kk) To eliminate Speedy's historical equity accounts.

Note 3. Unaudited Pro Forma Combined Statement of Operations Adjustments for the Quarter Ended June 30, 1998

(aa) Sales and expenses relating to stores excluded from the purchase transaction.

(bb) Estimated net quarterly depreciation increase resulting from: (1) the additional capital expenditures and step-up of fixed assets to fair market value and offset by (2) decreased basis of property acquired due to operating lease financing.

(cc) Estimated quarterly rent on the operating lease obtained in connection with the acquisition.

(dd) Reduction of interest expense because purchase transaction does not contemplate assumption of Speedy's debt.

(ee) Reflects estimated quarterly interest charged on the incremental revolver debt, the increase in rate on refinanced debt, and amortization of financing fees over five years.

(ff) Quarterly interest charged on the Chase term credit facility.

(gg) Amortization of goodwill on a straight-line basis over 20 years.

(hh) Adjustment to income taxes to reflect Monro's statutory rate of approx. 40% on pretax income.

                                   SIGNATURES
                                   ----------



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            MONRO MUFFLER BRAKE, INC.
                                            -------------------------
                                                      (Registrant)






December 1, 1998                    /s/ Catherine D'Amico
                                    --------------------------------------------
                                    Catherine D'Amico
                                    Sr. Vice President-Finance & CFO